Exhibit 12.1

CERTIFICATIONS

I, Kazuo Furukawa, certify that:

1. I have reviewed this annual report on Form 20-F of Hitachi, Ltd. as amended by Amendment No.1 thereto; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 30, 2007	By:	/s/ Kazuo Furukawa
Name: Kazuo Furukawa
Title: President and Chief Executive Officer